Exhibit 99.1

Precipio, Inc. Announces Pricing of $2 Million Registered Direct Offering and Concurrent Private Placement

NEW HAVEN, CT, (June 8th, 2023) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), today announced it has entered into securities purchase agreements with certain institutional investors for the purchase and sale of 4,125,000 shares of the Company’s common stock and pre-funded warrants to purchase 319,445 shares of the Company’s common stock in a registered direct offering and warrants to purchase up to 8,888,890 shares of common stock at a combined purchase price of $0.45 in a concurrent private placement (together with the registered direct offering, the “offering”). The pre-funded warrants will have a nominal exercise price of $0.001 per share and will be immediately exercisable and of indefinite term. The common warrants issued pursuant to the concurrent private placement will have an exercise price of $0.63 per share, will be initially exercisable beginning six months following the date of issuance and will expire five years from the initial exercise date.

The closing of the offering is expected to occur on or about June 12, 2023, subject to the satisfaction of customary closing conditions. The net proceeds from the offering are expected to be approximately $2 million, excluding any proceeds that may be received upon the cash exercise of the warrants, after deducting the financial advisor’s fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as the financial advisor for the offering.

The shares of common stock and pre-funded warrants will be issued in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-271277) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective by the SEC on April 27, 2023. The common warrants will be issued in a concurrent private placement. A prospectus supplement describing the terms of the proposed registered direct offering will be filed with the SEC and once filed, will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The private placement of the common warrants will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide, as well as proprietary products that serve laboratories worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Please follow us on LinkedIn, Twitter @PrecipioDx and on Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the company, on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the company’s business, operations and employees and the other factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated from time to time in the company’s Securities and Exchange Commission filings.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523